Exhibit 5.7

1180 Peachtree Street Atlanta, Georgia 30309 www.kslaw.com
King & Spalding LLP Direct Dial: 404/572-4600 Direct Fax: 404/572-5100 www.kslaw.com

March 12, 2019

Community Health Systems, Inc.

CHS/Community Health Systems, Inc.

4000 Meridian Boulevard

Franklin, Tennessee 37067

Ladies and Gentlemen:

We have acted as Georgia counsel to QHG Georgia, LP, a Georgia limited partnership (the “Georgia Subsidiary Guarantor”), in connection with the Georgia Subsidiary Guarantor’s proposed guarantee (the “Debt Securities Guarantee”) of debt securities (collectively, the “Debt Securities”) to be issued from time to time by Community Health Systems, Inc., a Delaware corporation (“Parent”), or CHS/Community Health Systems, Inc., a Delaware corporation (“CHS” and, together with Parent, the “Issuers”), pursuant to forms of senior and subordinated notes indentures (collectively, the “Indentures”) that were filed with the Securities and Exchange Commission (the “Commission”) as exhibits to the Issuers’ registration statement on Form S-3 (the “Registration Statement”) on or about March 12, 2019.

In rendering the opinions set forth herein, we have examined and relied on originals or copies (certified or otherwise identified to our satisfaction) of those corporate records, agreements, organizational documents and other instruments, and those certificates or comparable documents of public officials and of officers and representatives of the Issuers and the Georgia Subsidiary Guarantor, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth, as more particularly described below (collectively, the “Documents”):

(i)	the Registration Statement;

(ii)	the Indentures;

(iii)	the certificate of limited partnership and agreement of limited partnership of QHG Georgia, LP;

(iv)	the certificate with respect to various factual matters signed by an officer of the Georgia Subsidiary Guarantor and dated the date of this opinion (the “Officer’s Certificate”); and

(v)	Certificate of Existence issued by the Secretary of State of the State of Georgia with respect to the Georgia Subsidiary Guarantor, dated March 11, 2019.

Community Health Systems, Inc.

CHS/Community Health Systems, Inc.

March 12, 2019

In rendering the opinions set forth below, we have, with your consent, relied only upon examination of the Documents and have made no independent verification or investigation of the factual matters set forth herein. We did not participate in the negotiation or preparation of the Indentures and have not advised the Issuers or the Georgia Subsidiary Guarantor with respect to such documents or transactions contemplated thereby.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to all questions of fact material to this opinion letter that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Issuers and the Georgia Subsidiary Guarantor and have assumed that such matters remain true and correct through the date hereof. We have also assumed that each agreement referred to in this letter has been duly authorized, executed and delivered by, and is a legal, valid, binding and enforceable obligation of, each party thereto other than the Georgia Subsidiary Guarantor.

Additionally, we have, with your consent, assumed and relied upon the following without undertaking any independent investigation or inquiry:

(a) with respect to the factual matters set forth herein, the accuracy and completeness of all certificates and other statements, documents, records, financial statements and papers reviewed by us;

(b) each of Parent, CHS and each of the Guarantors (as defined in the Indenture) other than the Georgia Subsidiary Guarantor is duly organized, validly existing and in good standing under the laws of all jurisdictions where each is conducting its business or otherwise required to be so qualified to do business and has full power and authority to execute, deliver and perform under the agreements referenced herein, and all such documents have been duly and validly authorized, executed and delivered by Parent, CHS and each of the Guarantors other than the Georgia Subsidiary Guarantor;

(c) the general partnership interest of QHG Georgia Holdings, Inc. in QHG Georgia, LP was validly transferred to QHG Georgia Holdings II, LLC and no portion of such interest has been subsequently assigned or otherwise transferred to any other person or entity; and

(d) the absence of duress, fraud or mutual mistake of material facts on the part of parties to the agreements referenced herein.

In respect to representations, statements and certificates referred to above, we have not undertaken to verify independently the representations, statements and certifications made; provided, however, that we are not aware of any facts or circumstances affecting the accuracy of such representations, statements or certifications. The opinion set forth in paragraph 1 below as to the existence of the Georgia Subsidiary Guarantor is based solely on a review of the certificate of public officials referenced above and the Officer’s Certificate.

Community Health Systems, Inc.

CHS/Community Health Systems, Inc.

March 12, 2019

This opinion is limited in all respects to the laws of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. Insofar as any Document invokes the laws of any state or jurisdiction other than Georgia as applicable to the construction, validity, binding effect or enforceability of such Document, we have assumed, with your consent, that the laws of such state or jurisdiction do not differ from Georgia law with respect to such matters. No opinion is expressed with respect to the enforceability of any choice of law provision.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

(1) The Georgia Subsidiary Guarantor is validly existing under the laws of the State of Georgia.

(2) The Georgia Subsidiary Guarantor has the requisite limited partnership power to guarantee the Debt Securities pursuant to the terms of the Indentures and to perform its obligations under the Debt Securities Guarantee.

(3) The Debt Securities Guarantee, upon being duly authorized by all necessary limited partnership action, executed by an authorized signatory and delivered, will be validly authorized, executed, and delivered for Georgia limited partnership law purposes by the Georgia Subsidiary Guarantor.

We hereby consent to any reliance on this opinion letter and the opinions provided herein by the law firm Simpson Thacher & Bartlett LLP in connection with the legal opinion provided by that law firm that is in included as an exhibit to the Registration Statement. Additionally, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

*        *        *         *        *

This opinion is limited to the matters expressly set forth above, and no opinion is implied or may be inferred beyond the matters expressly so stated. We assume no obligation to advise you of any future changes in the facts or law relating to the matters covered by this opinion.

Very truly yours,

King & Spalding LLP

By:	/s/ Thomas H. Hawk, III
Thomas H. Hawk, III
Partner